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                                OROAMERICA, INC.
                            443 North Varney Street
                               Burbank, CA 91502
                                                                  August 8, 1996


Mr. Shiu Shao
c/o OroAmerica, Inc.                                                PERSONAL AND
455 Moss Street                                                     CONFIDENTIAL
Burbank, CA 91502

Dear Shao:

         OroAmerica, Inc., a Delaware corporation (the "Company"), considers you a valuable executive, and the Board of Directors (the "Board") has authorized certain actions to reinforce and encourage your attention and dedication to your duties without distraction in the event that the Company should become the target of a hostile takeover attempt or enter into negotiations that could lead to a change in control of the Company.

         This letter (the "Agreement") sets forth inter alia the understanding between you and the Company concerning the continuation of your employment in connection with a "CHANGE IN CONTROL" or "POTENTIAL CHANGE IN CONTROL" and the "TERMINATION BENEFIT" you will receive in the event your employment with the Company is terminated by the Company without "CAUSE" or by you for "GOOD REASON" during an "EMPLOYMENT PERIOD," as those terms are defined in Annex A attached to this letter.

         This Agreement is entered into with the understanding between you and the Company that you will have knowledge or otherwise be notified of a CHANGE IN CONTROL or POTENTIAL CHANGE IN CONTROL, or the termination thereof, at the time it occurs.

         1. DEFINITIONS. Capitalized terms used in this Agreement are defined in Annex A attached hereto and hereby incorporated into this Agreement by reference.

          2.     CONSIDERATION; TERMINATION DURING EMPLOYMENT PERIOD.

                 2.1 Subject to the terms and conditions of this Agreement, you agree that you will not resign from the Company during an EMPLOYMENT PERIOD except for GOOD REASON, provided, however, that you shall have the right to resign from the Company without GOOD REASON at any time within eighteen months following a CHANGE IN CONTROL, and, if you do so, you shall receive, as a severance payment, in lieu of any TERMINATION BENEFIT, an amount equal to one and one-half times your average salary and bonus for the three fiscal years of the Company immediately preceding the fiscal year in which the CHANGE IN CONTROL occurred. The provisions of Paragraphs 3.3, 3.5 and 3.6 shall apply to such severance payment as if it were a TERMINATION BENEFIT.





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Mr. Shiu Shao
August 8, 1996
Page 2


                 2.2 If your employment with the Company is terminated during an EMPLOYMENT PERIOD, the Company shall pay you the TERMINATION BENEFIT, unless such termination is (a) because of your death, (b) because of your failure to resume full-time performance of your duties after the end of a DISABILITY PERIOD, (c) by the Company for CAUSE or (d) by your resignation other than for GOOD REASON.

                 2.3 If your employment with the Company is terminated by the Company for CAUSE, the Company shall give you written notice of termination specifying the facts and circumstances constituting such CAUSE.

         3.      COMPENSATION UPON TERMINATION OR DURING DISABILITY.

                 3.1 During any DISABILITY PERIOD you shall continue to receive your full base salary at the rate then in effect, unless and until your employment is terminated.

                 3.2 If your employment is terminated by the Company for CAUSE, the Company shall pay you your full base salary at the rate then in effect through the date of termination, together with any severance pay, vacation pay and sick leave pay to which you are entitled in accordance with Company policy. Neither this provision nor any payment made by the Company in accordance herewith shall constitute waiver of the Company's right to recover from you any damages caused by your conduct which constituted CAUSE for such termination and any similar conduct.

                 3.3 If you become entitled to the TERMINATION BENEFIT in accordance with Paragraph 2.2, you shall receive, in addition to the TERMINATION BENEFIT, your full base salary at the rate then in effect through the date of termination. The TERMINATION BENEFIT shall be in lieu of any severance pay, vacation pay and sick leave pay to which you would otherwise be entitled in accordance with Company policy.

                 3.4 If you become entitled to the TERMINATION BENEFIT in accordance with Paragraph 2.2, all unexpired unexercised stock options ("Options"), if any, granted to you prior to a CHANGE IN CONTROL under any stock option plan of the Company or otherwise, shall become exercisable in full on the day preceding the date of termination, whether or not they would have been fully exercisable but for this provision.

                3.5 You shall not be required to mitigate the amount of any TERMINATION BENEFIT by seeking other employment or otherwise, nor shall the amount of any




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Mr. Shiu Shao
August 8, 1996
Page 3




TERMINATION BENEFIT be reduced by any compensation earned by you as the result of employment by another employer, or otherwise.

                 3.6 Except as expressly provided otherwise herein, none of the provisions of this Agreement is intended to curtail or limit in any way any contractual rights which you may have under any Company plan in which you are eligible to participate or under any agreement binding on the Company to which you are a party, and all such contractual rights shall survive the execution of this Agreement and any CHANGE IN CONTROL. The TERMINATION BENEFIT shall not be considered compensation for any benefit calculation or other purpose under any retirement plan or other benefit plan maintained by the Company.

          4. SUCCESSORS; BINDING AGREEMENT. This Agreement shall be binding on and inure to the benefit of the Company and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company. This Agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

          5. TERMINATION OF AGREEMENT. The Company may terminate this Agreement effective at any time after August 7, 1999, by notice to you, if no CHANGE IN CONTROL has occurred prior to the giving of such notice, and no POTENTIAL CHANGE IN CONTROL then exists. Once terminated, this Agreement shall have no further force or effect.

         6.      NOTICES.   All notices and all other communications provided
for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. Notices to the Company shall be directed to the attention of the Secretary of the Company.

         7. AMENDMENTS; WAIVERS. No provision or term of this Agreement may be supplemented, amended, modified, waived or terminated except in a writing duly executed by all parties intended to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Failure of a party to insist on strict compliance with any of the terms and





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Mr. Shiu Shao
August 8, 1996
Page 4




conditions of this Agreement shall not be deemed a waiver of any such terms and conditions.

         8. ENTIRE AGREEMENT. This Agreement, including Annex A, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all previous agreements, whether written or oral, relating to the same subject matter. All such previous agreements between the parties hereto are hereby terminated and shall have no further force or effect.

         9. ATTORNEYS' FEES. In any litigation relating to this Agreement, including litigation with respect to any instrument, document or agreement made under or in connection with this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorneys' fees.

         10.     CHOICE OF LAW.   The validity, interpretation, construction
and performance of this Agreement shall be governed by the laws of the State of California.

         If this letter correctly sets forth our understanding on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which will then constitute our Agreement on this subject.

                                        Very truly yours,

                                        OROAMERICA, INC.


                                        By /s/ Guy Benhamou
                                           ----------------------------------
                                           GUY BENHAMOU, President


Agreed to this 8th day of
August, 1996.


 /s/ Shiu Shao
-----------------------------
SHIU SHAO





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                          ANNEX A TO LETTER AGREEMENT
                              DATED AUGUST 8, 1996


         The following terms used herein and in letter agreement (the "Agreement") dated August 8, 1996, between OroAmerica, Inc., and Shiu Shao ("Executive") shall have the following meanings:

         "CAUSE", when used with reference to termination of the employment of Executive by the Company for CAUSE, shall mean:

                 (a) Executive's continuing wilful and material breach of his duties to the Company after he receives a demand from the Board specifying the manner in which he has wilfully and materially breached such duties, other than any such failure resulting from DISABILITY of Executive or his resignation for GOOD REASON, as those terms are defined herein; or

                 (b) the prosecution of Executive by any governmental agency or prosecutor on charge of a felony;

                 (c) Executives committing fraud in the course of his employment with the Company, such as embezzlement or other material and intentional violation of law against the Company; or

                 (d) Executive's gross misconduct causing material harm to the Company.

         "CHANGE IN CONTROL" shall mean any transaction or occurrence as a result of which Guy Benhamou ceases to beneficially own and have the power to vote (or direct the voting of) securities having at least a majority of the voting power of the outstanding voting securities of the Company, including any successor. Guy Benhamou shall be deemed to be the beneficial owner of and to have the voting power of any securities held in trust for the benefit of any one or more of himself, his spouse, and his ancestors and descendants, including adopted children.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMPANY" shall mean OroAmerica, Inc., and its consolidated subsidiaries, any successor to its business and/or assets which assumes or becomes subject to this Agreement by operation of law or otherwise and any parent corporation of any such successor.

         "DISABILITY" shall mean Executive's full-time absence from his duties with the Company, as a result of incapacity due to physical or mental illness.





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         "DISABILITY PERIOD" shall mean a period of six (6) months commencing on the first day of a DISABILITY occurring during the EMPLOYMENT PERIOD.

         "EMPLOYMENT PERIOD" shall mean a period (a) commencing when a POTENTIAL CHANGE IN CONTROL occurs or, if no POTENTIAL CHANGE IN CONTROL has occurred with respect to a CHANGE IN CONTROL, when such CHANGE IN CONTROL occurs, and (b) ending three years after such CHANGE IN CONTROL occurred. If the event or agreement that gives rise to a POTENTIAL CHANGE IN CONTROL terminates or is terminated without the CHANGE IN CONTROL contemplated thereby having occurred, the EMPLOYMENT PERIOD shall terminate upon termination of such event or agreement; however, a new EMPLOYMENT PERIOD shall commence under the same conditions upon any subsequent POTENTIAL CHANGE IN CONTROL or CHANGE IN CONTROL.

         "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "FORM S-3" means the form of registration statement bearing that designation promulgated by the Securities Exchange Commission as of the date hereof and any successor form of simplified registration statement hereafter promulgated by the Securities Exchange Commission.

         "FREELY TRADEABLE" with respect to Common Stock shall mean that such Common Stock (which may be Common Stock of the Company, including any successor, or of the parent company of any successor if such parent company has FREELY TRADEABLE Common Stock and the actual successor does not) is listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Stock Market and either is registered under the Securities Act of 1933 or, if the Common Stock issued to Executive is not so registered, at the time such Common Stock is issued to Executive, the issuer is eligible to use FORM S-3 for the registration of such Common Stock for sale by Executive and agrees in writing, on usual and customary terms that are reasonably satisfactory to Executive (including, without limitation, customary indemnification provisions and provisions for the payment by the Company of all expenses incurred in connection with such registration, other than selling commissions or underwriting discounts and fees and expenses of counsel retained by Executive),
(a) within 30 days after receipt of a written request from Executive, to file a registration statement on FORM S-3 to enable Executive to offer to the public any or all of such Common Stock and (b) to keep such registration statement effective for at least one year or until Executive completes the sale of such Common Stock, whichever is earlier.

      "GOOD REASON" shall mean any one or more of the following, occurring without Executive's express written consent during the EMPLOYMENT PERIOD and within 90 days prior to Executive's resignation as a result thereof:




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                 (a)      the assignment to Executive of duties inconsistent
         with his status prior to the Start Date as an officer of the Company or the elimination or reassignment of a substantial part of the duties and responsibilities that were assigned to Executive immediately prior to the START DATE;

                 (b) an adverse change in the officer or officers to whom Executive reports from the officer or officers to whom he reported immediately prior to the START DATE;

                 (c) a reduction by the Company in Executive's annual base salary as in effect immediately prior to the START DATE; or

                 (d) the Company's requiring Executive to be based anywhere outside a 35 mile radius from the Company's office in Burbank, California, or a 35 mile radius from his present residence, whichever is farther, except for required travel on the Company's business to an extent substantially consistent with Executive's present business travel obligations.

         However, GOOD REASON shall not be deemed to exist merely because Executive does not become the Chief Financial Officer of a multi-divisional entity that acquires the Company and is not a mere continuation of OroAmerica, Inc.

         A "POTENTIAL CHANGE IN CONTROL" shall be deemed to have occurred on the date that (a) the Company first has actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) has become the beneficial owner (as defined in Rule 13(d)-3 under the Exchange
Act), directly or indirectly, or has initiated an offer which has not expired and which, if accepted by holders of a sufficient number of the Company's then outstanding securities (which may but need not include Guy Benhamou), would result in such person's becoming the beneficial owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities, or (b) the Company or Guy Benhamou (or both) enters into an agreement (including a letter of intent) the consummation of which would result in a CHANGE IN CONTROL.

         "START DATE" shall mean the first day of an EMPLOYMENT PERIOD.

         "TERMINATION BENEFIT" shall mean the amount determined in accordance with paragraph (a) below, reduced as provided in paragraph (b) below, if applicable. If Executive is entitled to a TERMINATION BENEFIT, it shall be paid to Executive no later than the 60th day following the date on which his employment terminates. At the option of the Company, such payment may be made in cash, in FREELY TRADEABLE Common Stock or a combination of both cash and FREELY TRADEABLE Common Stock, as specified by the Company in written notice given to Executive within 30 days after his employment terminates. If such notice is



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not timely given, the Company shall be deemed to have elected to make such payment entirely in cash. Any Common Stock so issued shall be valued at the average of the closing prices for such Common Stock for the five trading days (i.e., excluding days on which the New York Stock Exchange is closed) immediately preceding the second trading day before such Common Stock is issued and delivered to Executive, on the primary national stock exchange on which such Common Stock is listed, or if such Common Stock is not listed on a national stock exchange, on the NASDAQ National Stock Market.

                 (a) The TERMINATION BENEFIT shall be an amount equal to three times the average of Executive's annual salary and bonus for the three fiscal years of the Company immediately preceding the fiscal year in which the START DATE occurs.

                 (b) The TERMINATION BENEFIT otherwise payable hereunder shall be reduced to the extent, if any, necessary to prevent (i) the sum of all amounts (whether pursuant to the Agreement or otherwise) that constitute "parachute payments" to Executive under Section 280G (or any successor section) of the CODE, from exceeding (ii) One Dollar less than three times Executive's "base amount", as defined in said section of the CODE. The Company's independent certified public accountants shall determine Executive's "base amount" and the amounts that constitute "parachute payments" to Executive, and such determinations shall be final and binding on the Company and Executive.




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